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                                                                   Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent  to the  incorporation  in this Form 10-K of our  report  dated
February  4,  1994,  relating  to  the  consolidated   financial  statements  of
Mountaineer Bankshares of W. Va., Inc. for the year ended December 31, 1993.

      We also consent to the incorporation by reference in the Registration Statements pertaining to the Amended 1983 Incentive Stock Option Plan (Form S-8, No. 2-90738) and pertaining to the 1993 Incentive Stock Option Plan (Form S-8, No. 33-66700) of One Valley Bancorp of West Virginia, Inc. of our report dated February 4, 1994, with respect to the consolidated financial statements of Mountaineer Bankshares of W. Va., Inc., incorporated in the Annual Report on Form 10-K for the year ended December 31, 1995.


                                              /s/ Crowe, Chizek and Company LLP

Columbus, Ohio
March 20, 1996


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